REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of September 28, 2010, by and between Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), and Luigi Lavazza S.p.A., an Italian corporation (“Lavazza”).  Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and Lavazza have entered into that certain Common Stock Purchase Agreement, dated as of August 10, 2010 (the “Purchase Agreement”), pursuant to which Lavazza has agreed to purchase a number, determined in accordance with the Purchase Agreement, of newly issued shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”); and

WHEREAS, the Company and Lavazza wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1.           Certain Definitions.  In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)           “Additional Shares” shall have the meaning given to such term in the Purchase Agreement.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)           “Demand Notice” means a written request from Lavazza to the Company to file a Demand Registration Statement, stating the number of Registrable Securities to be included on such Demand Registration Statement.

(e)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f)           “New Securities” shall have the meaning given to such term in the Purchase Agreement.

(g)           “Other Selling Stockholders” shall mean persons other than Lavazza and Lavazza’s Subsidiaries who are from time to time entitled to include their Other Shares in certain registrations hereunder.

(h)           “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted by the Company from time to time.

(i)           “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(j)           “Registrable Securities” shall mean the Shares, any Additional Shares and any New Securities purchased by Lavazza in accordance with the Purchase Agreement, in each case, that are held, from time to time, by Lavazza.

(k)           The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(l)           “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(m)           “Registration Trigger Event” shall mean the earlier to occur of (i) such time when Robert Stiller, members of his family and trusts for their benefit cease to have, in the aggregate, “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of at least 10% of the outstanding equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company or (ii) January 31, 2011 if the Company and Lavazza have not executed the Distribution Agreement as contemplated by the Purchase Agreement unless such parties mutually agree that negotiations for such Distribution Agreement are continuing in good faith.

(n)           “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(o)           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(p)           “Selling Expenses” shall mean all underwriting discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors Lavazza engages and all similar fees and commissions relating to Lavazza’s disposition of the Registrable Securities.

(q)           “Shares” shall have the meaning given to such term in the Purchase Agreement.

(r)           “Subsidiary” shall mean, with respect to any Person, any other Person (A) of which such Person or a subsidiary of such Person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

Section 2

Registration Rights

2.1.           Demand Registration.

(a)           Request for Registration.  Subject to the limitations set forth in Section 2.1(c) of this Agreement, if after the earlier to occur of (i) the first anniversary of the date of this Agreement or (ii) a Registration Trigger Event the Company shall receive from Lavazza a Demand Notice, the Company will, as soon as reasonably practicable, file and use its commercially reasonable efforts to effect the requested registration of Registrable Securities on Form S-3 (or any successor form thereto) and, if not then available to the Company, another applicable form (a “Demand Registration Statement”). Once a Demand Registration Statement is declared effective by the Commission, the Company shall maintain its effectiveness for at least one hundred twenty (120) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn). For the avoidance of doubt, the Company may, but shall have no obligation to, maintain the effectiveness of any Demand Registration Statement in respect of any shares of Common Stock that were Registrable Securities at the time a Demand Registration Statement was declared effective but have ceased to be Registrable Securities under the terms of Section 2.10 of this Agreement. Notwithstanding anything contained herein, in the event that the Commission or applicable federal securities laws and regulations prohibit the Company from including all of the Registrable Securities requested by Lavazza to be registered pursuant to this Section 2.1, then the Company shall be obligated to include in such Demand Registration Statement only such limited portion of the Registrable Securities as is permitted by the Commission or such federal securities laws and regulations.

(b)           Demand Withdrawal.  Lavazza may withdraw its Registrable Securities from a Demand Registration at any time.  In such case, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration Statement for purposes of Section 2.1(c)(ii) unless (i) the withdrawal is based on the reasonable determination of Lavazza that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or, based on the reasonable determination of Lavazza and the Company that there has been, since the date of such request, a material adverse change in general market conditions or (ii) Lavazza shall have paid or reimbursed the Company for all of the Registration Expenses incurred by the Company in connection with the withdrawn registration.

(c)           Limitations on Requested Registration.  The Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to any Demand Notice in accordance with this Section 2.1:

(i)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)           after the Company has filed with the Commission three (3) Demand Registration Statements pursuant to this Section 2.1 (counting for these purposes only registrations which have been declared or ordered effective);

(iii)           if the Company has filed with the Commission a Demand Registration Statement pursuant to this Section 2.1 within the preceding six (6) months, and such Demand Registration Statement has been declared or ordered effective;

(iv)           during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith best efforts to cause such registration statement to become effective; or

(v)           if a Demand Notice request is for a number of Registrable Securities that is smaller than the greater of (i) one-third (1/3) of the Registrable Securities then held by Lavazza or (ii) one million (1,000,000) shares of Common Stock.

(d)           Deferral and Suspension.  At anytime after receiving a Demand Notice or after any Demand Registration Statement has become effective, the Company may, upon giving prompt written notice of such action to Lavazza, defer the filing of or suspend the use of any such Demand Registration Statement if, in the good faith judgment of the Company, the filing or use of a registration statement covering the Registrable Securities would be detrimental to the Company or its shareholders at such time and the Company concludes, as a result, that it is in the best interests of the Company or its shareholders to defer the filing or suspend the use of such Demand Registration Statement at such time.   The Company shall have the right to defer the filing of or suspend such Demand Registration Statement for a period of not more than one hundred twenty (120) days from the date the Company notifies Lavazza of such deferral or suspension.  In the case of the suspension of any effective Demand Registration Statement, Lavazza, immediately upon receipt of notice thereof from the Company, will discontinue any sales of Registrable Securities pursuant to such Demand Registration Statement until advised in writing by the Company that the use of such Demand Registration Statement may be resumed. In the case of a deferred Demand Registration Statement, the Company shall provide prompt written notice to Lavazza of (i) the Company’s decision to file or seek effectiveness of the Demand Registration Statement following such deferral and (ii) the effectiveness of such

Demand Registration Statement. Notwithstanding the foregoing, Lavazza shall be entitled, at any time after receiving notice of deferral pursuant to this Section 2.1(d) and before the Demand Registration Statement becomes effective, to withdraw such Demand Notice request and, if such request is withdrawn, such registration shall not count as one of the permitted Demand Registration Statements pursuant to Section 2.1(c)(ii) of this Agreement.

(e)           Other Shares.  Subject to Section 2.3(d) below, any Demand Registration Statement filed pursuant to a Demand Notice may include Other Shares, and may include securities of the Company being sold for the account of the Company.

2.2.           Company Registration.

(a)           Company Registration.  After the first anniversary of the date of this Agreement, if the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 hereof, a registration relating solely to employee or director benefit plans or employee dividend reinvestment plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization (including, without limitation, by way of merger of the Company or any of its Subsidiaries with any other business) or acquisition of another business or a registration on any registration form that does not permit secondary sales, the Company will:

(i)           promptly give written notice of the proposed registration to Lavazza; and

(ii)           include in such registration, except as set forth in Section 2.3(d) below, and in any underwriting involved therein all of such Registrable Securities as are specified in a written request or requests made by Lavazza received by the Company within ten (10) business days after such written notice from the Company is received by Lavazza.  Notwithstanding anything contained herein, in the event that the Commission or applicable federal securities laws and regulations prohibit the Company from including all of the Registrable Securities requested by Lavazza to be registered in a registration statement pursuant to this Section 2.2(a) then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities as is permitted by the Commission or such federal securities laws and regulations.

(b)           Right to Terminate Registration.  The Company shall have the right to, in its sole discretion, defer, terminate or withdraw any registration initiated by it under this Section 2.2 whether or not Lavazza has elected to include any Registrable Securities in such registration.

2.3.           Underwriting.

(a)           If, pursuant to Section 2.1, Lavazza intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to Section 2.1(a).

(b)           In connection with any offering pursuant to Section 2.1 involving an underwriting of shares of Common Stock, the Company shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of Lavazza, such consent not to be unreasonably withheld, conditioned or delayed.  In connection with any offering pursuant to Section 2.2 involving an underwriting of shares of Common Stock, subject to the rights of any other security holder at whose demand such offering will be effected, the Company shall be entitled to select the underwriter or underwriters for such offering in its sole discretion.

(c)           In connection with any offering pursuant to Section 2.1 or 2.2 involving an underwriting of shares of Common Stock, the Company will not be required to include any of the Registrable Securities in such underwriting unless Lavazza (i) accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company in accordance with Section 2.3(b), (ii) enters into an underwriting agreement in customary form with such underwriter or underwriters, and (iii) completes and executes all questionnaires, powers of attorney, custody agreements, lock-up agreements, indemnitees and other documents required under such underwriting terms.

(d)           If the total amount of securities to be sold in any offering pursuant to Section 2.1 or Section 2.2 exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities and securities of Other Selling Stockholders (subject in each case to the cutback provisions set forth in this Section (d)), that the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  If the registration has been requested pursuant to Section 2.1 hereof, the number of shares that are entitled to be included in the registration and underwriting will be allocated in the following manner: (a) first, securities of Other Selling Stockholders requested to be included in such registration will be excluded, (b) second, shares of Company equity securities that the Company desires to include in such registration will be excluded and (c) third, Registrable Securities requested to be included in such registration by Lavazza will be excluded.  If the registration has been initiated pursuant to Section 2.2 hereof, the number of shares that are entitled to be included in the registration and underwriting will be allocated in the following manner: (x) first, securities of Other Selling Stockholders requested to be included in such registration and Registrable Securities requested to be included in such registration by Lavazza will be excluded (to be apportioned pro rata among Lavazza and the Other Selling Stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as mutually agreed to by Lavazza and such Other Selling Stockholders) and (y) second, shares of Company equity securities that the Company desires to include in such registration will be excluded.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any selling stockholder to the nearest 100 shares.

2.4.           Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 hereof shall be borne by the Company, except as provided in Section 2.1(b)(ii).  All Selling Expenses relating to securities registered on behalf of Lavazza shall be borne solely by Lavazza.

2.5.           Registration Procedures.  In the case of each registration of Registrable Securities effected by the Company pursuant to Sections 2.1 and 2.2 hereof, the Company will keep Lavazza advised as to the initiation of each such registration and as to the status thereof.  The Company will use its commercially reasonable efforts, within the limits set forth in this Section 2, to:

(a)           Keep such registration statement effective for a period of at least one hundred and twenty (120) days from the date on which such registration statement became effective;

(b)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be (i) reasonably requested by Lavazza or (ii) necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) of this Section 2.5;

(c)           Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, and such other documents to facilitate the public sale or other disposition of such securities as is customary and as Lavazza or any managing underwriter from time to time may reasonably request;

(d)           Use its commercially reasonable efforts to cause all Registrable Securities covered by a registration statement under this Section 2 to be listed on each securities exchange on which similar securities of the Company are then listed;

(e)           Notify Lavazza, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation of any proceedings by any Person to such effect, and promptly use its commercially reasonable efforts to obtain the release of such suspension or (ii) the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly furnish to Lavazza copies of a supplement or amendment of such prospectus as may be necessary to correct such misstatement or omission; and

(f)           In the case of any underwritten offering, (i) cause key executives of the Company and its Subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the reasonable judgment of such managing underwriter are customary and appropriate for such underwritten offering and (ii) obtain all customary legal opinions, auditors’ consents and comfort letters and experts’ cooperation as may be required covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

2.6.           Lavazza Obligations.

(a)           Discontinuance of Distribution.  Lavazza agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.5(e) hereof, Lavazza will immediately discontinue disposition of Registrable Securities pursuant to any registration statement covering such Registrable Securities until Lavazza’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(e) hereof or receipt of notice that no supplement or amendment is required and that Lavazza’s disposition of the Registrable Securities may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 2.6(a).

(b)           Compliance with Prospectus Delivery Requirements.  Lavazza covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any registration statement filed by the Company pursuant to Section 2.1 or Section 2.2.

2.7.           Indemnification.

(a)           In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Company will indemnify Lavazza and each of its directors, officers and employees and each Person controlling Lavazza within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which any of the foregoing may become subject under the Securities Act, the Exchange Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary or final prospectus contained in the such registration statement, or any amendment or supplement to such registration statement or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading. The Company will reimburse each of the foregoing for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of Lavazza in writing specifically for use in the preparation thereof (including, without limitation, the information provided by Lavazza pursuant to Section 2.8 hereof); provided, further that this indemnity will not apply to any loss, claim, damage or liability arising from an offer or sale of Registrable Securities occurring during a period in which the availability of the registration statement or any related prospectus may be suspended (a “Suspension Period”) so long as the Company theretofore provided Lavazza with notice thereof pursuant to Section 2.5(e) hereof.

(b)           In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, Lavazza will indemnify and hold harmless the Company and each of its directors, officers and employees and each Person controlling the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act, the Exchange Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary or final prospectus contained in such registration statement, or any amendment or supplement to the registration statement or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Lavazza in writing, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement (as applicable) or (B) arise out of or are based upon a sale of Registrable Securities during a Suspension Period so long as the Company theretofore provided Lavazza with notice thereof pursuant to Section 2.5(e) hereof.  In no event shall the liability of Lavazza be greater in amount than the dollar amount of the proceeds received by Lavazza under the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon fraud or willful misconduct by Lavazza.

(c)           Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.8.           Information.  Lavazza shall furnish to the Company such information regarding Lavazza and the distribution proposed by Lavazza as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Section 2. Lavazza agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Lavazza not misleading. Any sale of any Registrable Securities by Lavazza shall constitute a representation and warranty by Lavazza that the information relating to Lavazza and its plan of distribution is as set forth in the prospectus delivered by Lavazza in connection with such disposition, that such prospectus does not, as of the time of such sale, contain any untrue statement of a material fact relating to or provided by Lavazza or its plan of distribution and that such prospectus does not, as of the time of such sale, omit to state any material fact relating to or provided by Lavazza or its plan of distribution necessary in order to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading. Lavazza agrees to keep confidential the receipt of any notice received pursuant to Section 2.5(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name Lavazza in any registration statement if Lavazza has not provided the information required by this Section 2.8 with respect to Lavazza as a selling securityholder in such registration statement or any related prospectus.

2.9.           Rule 144 Requirements.  With a view to making available to Lavazza the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit Lavazza to sell Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)           furnish to Lavazza upon written request a copy of the most recent annual or quarterly report of the Company and such other reports and other publicly available documents as may be reasonably requested by Lavazza to avail itself of any rule or regulation of the Commission which permits Lavazza to sell the Registrable Securities without registration; and

(d)           prior to the filing of the registration statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide Lavazza with copies of all of the pages thereof (if any) that reference Lavazza.

2.10.           Termination of Status as Registrable Securities.  The Registrable Securities will cease to be Registrable Securities upon the earliest to occur of the following events:  (i) such Registrable Securities have been sold pursuant to an effective registration statement; or (ii) such Registrable Securities have been sold by Lavazza pursuant to Rule 144 (or other similar rule); provided, further, that each Registrable Security will cease to be deemed a Registrable Security for so long as such Registrable Security may be resold by Lavazza pursuant to Rule 144(b)(1)(i).

2.11.           Lock-Up. Without the prior written consent of the Company and any underwriter managing an underwritten offering of the Company’s securities, Lavazza shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise for any lock-up period agreed upon by the underwriters and the Company in an underwritten offering of the securities of the Company in which Registrable Securities are sold.  For the avoidance of doubt, the provisions of this Section 2.11 are in addition to the limitations set forth in Section 8 of the Purchase Agreement.

Section 3

Miscellaneous

3.1.           Amendment.  No amendment, alteration or modification of any of the provisions of this Agreement will be binding unless made in writing and signed by each of the Company and Lavazza.

3.2.           Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.           Notices.  All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given:  (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices will be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to Lavazza:	Luigi Lavazza S.p.A. Attention: Simona Musso, General Counsel Corso Novara, 59 10154 Torino, Italy Fax: +39-011-239-8635

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP Attention: William A. Groll, Esq. One Liberty Plaza New York, NY 10006 Fax: (212) 225-3999

If to the Company:	Green Mountain Coffee Roasters, Inc. Attention: Howard Malovany, Vice President, Corporate General Counsel, and Secretary 33 Coffee Lane Waterbury, VT 05676 Fax: (802) 882-4400

with a copy to:	Ropes & Gray LLP Attention: Jane D. Goldstein, Esq. One International Place Boston, MA 02110 Fax: (617) 235-0376

3.4.           Governing Law; Jurisdiction; Venue; Jury Trial.

(a)           This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)           Each of the Company and Lavazza irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and Lavazza irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and Lavazza hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the Company and Lavazza irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and Lavazza hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           EACH OF THE COMPANY AND LAVAZZA HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND LAVAZZA (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND LAVAZZA HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.           Successors, Assigns and Transferees.  (a) Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that Lavazza shall be entitled to transfer Registrable Securities to one or more of its Subsidiaries and, solely in connection therewith, may assign its rights hereunder in respect of such transferred Registrable Securities, in each case, so long as Lavazza is not relieved of any liability or obligations hereunder, without the prior consent of the Company.  Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

3.6.           Entire Agreement.  This Agreement and the Purchase Agreement, together with any exhibits hereto and thereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.           Waiver.  No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.           Severability.  If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the

Agreement and the invalidated provision shall be revised in a manner that will render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.           Term and Termination. Lavazza’s rights to request the registration of the Registrable Securities under this Agreement will terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of Section 2.10 of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

GREEN MOUNTAIN COFFEE ROASTERS, INC.,
a Delaware Corporation

By:	/s/ Lawrence J. Blanford
Name:	Lawrence J. Blanford
Title:	President and Chief Executive Officer

LUIGI LAVAZZA S.P.A.,
an Italian corporation

By:	/s/ Gaetano Mele
Name:	Gaetano Mele
Title:	Chief Executive Officer